Exhibit 99.1
Investor Contact: Paul Fehlman, Vice President — Investor Relations (972) 443-6517
Media Contact: Lars Rosene, Vice President — Global Communications and Public Affairs (469) 420-3264
FOR IMMEDIATE RELEASE
Flowserve Announces 2009 EPS Target Range of $6.75 to $7.50,
Which Includes the Full Impact of up to $40 Million, or Approximately
$0.50 Per Share, in Realignment Costs
Strong Cash Flow Performance Leads to Expected 2008 Year End
Net Debt to Capital of Around 5 Percent
Reports Record 2008 Full Year Bookings of Approximately $5.1 Billion
and Record Year End Backlog of Approximately $2.8 Billion
Announces Expected 2008 EPS to be Somewhat Above the High End of
the Previously Announced Target Range of $7.20 to $7.50
DALLAS, January 30, 2009 — Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its 2009 EPS target range of $6.75 to $7.50, which includes the full impact of up to $40 million, or approximately $0.50 per share, in realignment costs.
In addition, the company indicated that it delivered strong cash flow performance in the fourth quarter, which allowed it to end 2008 with a stronger balance sheet and an expected net debt to capital of around 5 percent.

Record bookings for full year 2008 were approximately $5.1 billion, up 19 percent when compared to full year 2007. Bookings for the fourth quarter 2008 were slightly over $1.0 billion, the eighth consecutive quarter of the company achieving bookings over $1 billion. This represented the second highest fourth quarter bookings level in company history, and a decrease of 8 percent when compared to the fourth quarter 2007.
The company’s backlog on December 31, 2008 was approximately $2.8 billion, which is the highest year end level in the company’s history.
The company also announced that it now sees 2008 EPS somewhat above the high end of its previously announced 2008 target range of $7.20 to $7.50, including updated estimates on net benefits from currency effects and discrete tax items.
“We are extremely pleased with our record full year bookings, our record year end backlog, our strong cash flow and our strong balance sheet,” said Lewis Kling, Flowserve President and Chief Executive Officer. “And, while we have seen some customers delay orders because of the current global financial conditions or re-bid large projects to attain lower commodity prices, like those of steel, we continue to see generally solid levels of quote activity.”
“We also continue to see high levels of aftermarket business opportunities,” added Kling. “In fact, we expect to see increasing benefits in 2009 and beyond from our aftermarket strategy through the recent expansion of both our installed product base and our global Quick Response Center (QRC) network.”
As part of an operational optimization strategy for 2009, Flowserve indicated that it plans to spend up to $40 million in realignment costs in 2009 to reduce and optimize certain non-strategic manufacturing facilities and its overall cost structure.

“Over the past several years, we have been operationally focused to deliver significantly improved results to our customers and shareholders. We now have the opportunity to use our strong cash position to more aggressively drive cost reduction initiatives that will better support the alignment of our core products, markets and geographies.” added Kling.
“Our balance sheet strength and cash generating ability have led us to an expected year end net debt to capital of around 5 percent. This balance sheet strength, along with our current capital structure, position us well to continue to efficiently adjust to ongoing market conditions. It also allows us to reinvest in our business by optimizing certain non-strategic facilities and to continue our strategy of focusing more resources on our lower cost facilities, which should pay off in 2010 and beyond,” said Kling.
As previously announced, Flowserve plans to file its 2008 Form 10-K Report and announce its fourth quarter and full year 2008 financial results on Wednesday, February 25 and hold its conference call on Thursday, February 26.
About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products requiring sophisticated program management skills and technical expertise for completion; the substantial dependence of our sales on the success of the petroleum, chemical, power and water industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global petroleum producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; risks associated with certain of our foreign subsidiaries conducting business operations and sales in certain countries that have been identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits, and tax liabilities that could result from audits of our tax returns by regulatory authorities in various tax jurisdictions; the potential adverse impact of an impairment in the carrying value of goodwill or other intangibles; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.
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